UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 22, 2009

CytoDyn, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Third Street, Santa Fe, NM      87505
(Address of Principal Executive Offices)     (Zip Code)

(505) 988-5520
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Sale of Unregistered Secirities

On June 22, 2009 the Company received a request from UTEK Corporation to convert 100,000 preferred shares into 2,356,142 restricted common shares pursuant to an Acquisition Agreement dated January 2007.

Under the terms of the Acquistion Agreement the Company acquired from UTEK, 100% of Advanced Genetic Technologies, Inc (AGTI). This wholly owned subsidiary, AGTI holds an exclusive licence to certain biological materials from Harvard for seven years and received $100,000 in cash in exchange for 100,000 convertible preferred shares of the Company's stock. The shares were convertible at the current average trading price for $1,300,000 worth of common shares. The preferred shares held a yield of 5% and the accrued interest was due at the time of conversion also.

Upon conversion, UTEK surrendered their preferred shares and the Company re-issued common shares based upon the average price per share over the last 10 days of trading which was $.62 per share. On June 25, the Company issued 2,356,142 common shares to UTEK. These shares have not been registered with the SEC and are subject to the restrictions under Rule 144 of The Securities Act.

The Company's total common shares currently outstanding is 18,090,457.

SIGNATURE

             Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CytoDyn, Inc. (Registrant)

Date: July 7, 2009	By: /s/ Allen D. Allen
Allen D. Allen